                                                                     Exhibit 4.0


                               OPERATING AGREEMENT

                                       OF

                         FIBERMARK OFFICE PRODUCTS, LLC
                            (MEMBER-MANAGER MANAGED)
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                                TABLE OF CONTENTS

                                                                           Page
ARTICLE I
         FORMATION...........................................................1
         1.1      ORGANIZATION...............................................1
         1.2      AGREEMENT, EFFECT OF INCONSISTENCIES WITH ACT..............1
         1.3      NAME.......................................................1
         1.4      EFFECTIVE DATE.............................................2
         1.5      TERM.......................................................2
         1.6      REGISTERED AGENT AND OFFICE................................2
         1.7      PRINCIPAL OFFICE...........................................2

ARTICLE II
         DEFINITIONS.........................................................2
         2.1      ACT........................................................2
         2.2      ADDITIONAL MEMBERS.........................................2
         2.3      ADMISSION AGREEMENT........................................2
         2.4      ARTICLE....................................................2
         2.5      ASSIGNEE...................................................2
         2.6      BANKRUPT MEMBER............................................2
         2.7      BOOK ADJUSTMENTS...........................................2
         2.8      BOOK VALUE.................................................3
         2.9      BUSINESS DAY...............................................3
         2.10     CAPITAL ACCOUNT............................................3
         2.11     CODE.......................................................3
         2.12     COMMITMENT.................................................3
         2.13     COMPANY....................................................3
         2.14     COMPANY AGREEMENT..........................................3
         2.15     COMPANY LIABILITY..........................................3
         2.16     COMPANY MINIMUM GAIN.......................................3
         2.17     COMPANY NONRECOURSE LIABILITY..............................4
         2.18     COMPANY PROPERTY...........................................4
         2.19     CONTRIBUTING MEMBERS.......................................4
         2.20     CONTRIBUTION...............................................4
         2.21     DEFAULT INTEREST RATE......................................4
         2.22     DELINQUENT MEMBER..........................................4
         2.23     DISTRIBUTION...............................................4
         2.24     DISPOSITION (DISPOSE)......................................4
         2.25     DISSOCIATION...............................................4
         2.26     DISSOCIATED MEMBER.........................................5
         2.27     IMMEDIATE FAMILY...........................................5

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         2.28     INITIAL CONTRIBUTION.......................................5
         2.29     INITIAL MEMBERS............................................5
         2.30     LIQUIDATING DISTRIBUTION...................................5
         2.31     MAJORITY OF THE MEMBERS....................................5
         2.32     MAJORITY OF THE REMAINING MEMBERS..........................5
         2.33     MANAGEMENT RIGHT...........................................5
         2.34     MEMBER-MANAGER.............................................5
         2.35     MEMBER.....................................................5
         2.36     MEMBER MINIMUM GAIN........................................5
         2.37     MEMBER NONRECOURSE LIABILITY...............................6
         2.38     MEMBERSHIP INTEREST........................................6
         2.39     MONEY......................................................6
         2.40     NET LOSSES.................................................6
         2.41     NET PROFITS................................................6
         2.42     NONRECOURSE LIABILITIES....................................6
         2.43     NOTICE.....................................................6
         2.44     ORGANIZATION...............................................7
         2.45     ORGANIZATION EXPENSE.......................................7
         2.46     PERMITTED TRANSFERS........................................7
         2.47     PERSON.....................................................7
         2.48     PROCEEDING.................................................7
         2.49     PROPERTY...................................................7
         2.50     REGULATIONS................................................7
         2.51     RELATED PERSON.............................................7
         2.52     REMAINING MEMBERS..........................................7
         2.53     REMOVAL....................................................7
         2.54     RESIGNATION................................................7
         2.55     REVALUATION................................................8
         2.56     REVALUATION DATE...........................................8
         2.57     REVALUATION EVENT..........................................8
         2.58     SHARING RATIO..............................................8
         2.59     SUBSTITUTE MEMBER..........................................8
         2.60     TAXABLE YEAR...............................................8
         2.61     TAXING JURISDICTION........................................8
         2.62     UNITS......................................................8

ARTICLE III

         NATURE OF BUSINESS..................................................8

ARTICLE IV

         ACCOUNTING AND RECORDS..............................................9
         4.1      RECORDS TO BE MAINTAINED...................................9
         4.2      REPORTS TO MEMBERS.........................................9

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ARTICLE V

         NAMES AND ADDRESSES OF MEMBERS AND MEMBER-MANAGERS.................10

ARTICLE VI

         RIGHTS AND DUTIES OF MEMBERS.......................................10
         6.1      MANAGEMENT RIGHTS.........................................10
         6.2      LIABILITY OF MEMBERS......................................10
         6.3      INDEMNIFICATION...........................................10
         6.4      REPRESENTATIONS AND WARRANTIES............................10
         6.5      CONFLICTS OF INTEREST.....................................11

ARTICLE VII

         MANAGERS ..........................................................11
         7.1      MANAGERS..................................................11
         7.2      TERM OF MEMBER MANAGER....................................11
         7.3      AUTHORITY OF MEMBERS TO BIND THE COMPANY..................12
         7.4      ACTIONS OF THE MEMBER-MANAGERS............................13
         7.5      COMPENSATION OR MEMBER-MANAGER............................13
         7.6      MEMBER-MANAGERS' STANDARD OF CARE.........................13
         7.7      REMOVAL OF MEMBER-MANAGER.................................14

ARTICLE VIII

         CONTRIBUTIONS AND CAPITAL ACCOUNTS.................................14
         8.1      INITIAL CONTRIBUTIONS.....................................14
         8.2      ADDITIONAL CONTRIBUTIONS..................................14
         8.3      ENFORCEMENT OF COMMITMENTS................................14
         8.4      MAINTENANCE OF CAPITAL ACCOUNTS...........................15
         8.5      DISTRIBUTION OF ASSETS....................................15
         8.6      SALE OR EXCHANGE OF INTEREST..............................16
         8.7      REVALUATION OF COMPANY PROPERTY...........................16
         8.8      COMPLIANCE WITH SECTION 704(B) OF THE CODE................16

ARTICLE IX

         ALLOCATIONS AND DISTRIBUTIONS......................................16
         9.1      ALLOCATIONS OF NET PROFITS AND NET LOSSES FROM OPERATIONS.16
         9.2      COMPANY MINIMUM GAIN CHARGEBACK...........................16
         9.3      MEMBER MINIMUM GAIN CHARGEBACK............................17
         9.4      QUALIFIED INCOME OFFSET...................................17
         9.5      INTERIM DISTRIBUTIONS.....................................17

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         9.6      LIMITATIONS ON DISTRIBUTIONS...............................18

ARTICLE X

         TAXES    ...........................................................18
         10.1     ELECTIONS..................................................18
         10.2     TAXES OF TAXING JURISDICTIONS..............................18
         10.3     TAX MATTERS PARTNER........................................18
         10.4     CASH METHOD OF ACCOUNTING..................................19

ARTICLE XI

         DISPOSITION OF MEMBERSHIP INTERESTS.................................19
         11.1     DISPOSITION................................................19
         11.2     DISPOSITIONS NOT IN COMPLIANCE WITH THIS ARTICLE VOID......19

ARTICLE XII

         DISSOCIATION OF A MEMBER............................................19
         12.1     DISSOCIATION...............................................19
         12.2     PURCHASE OF DISSOCIATED MEMBER'S MEMBERSHIP  INTEREST......20
         12.3     PURCHASE PRICE OF DISSOCIATED MEMBER'S MEMBERSHIP INTEREST.20
         12.4     DAMAGES....................................................21

ARTICLE XIII

         ADMISSION OF ASSIGNEES AND ADDITIONAL MEMBERS.......................21
         13.1     RIGHTS OF ASSIGNEES........................................21
         13.2     ADMISSION OF SUBSTITUTE MEMBERS............................21
         13.3     ADMISSION OF PERMITTED TRANSFEREES.........................21
         13.4     ADMISSION OF ADDITIONAL MEMBERS............................21

ARTICLE XIV

         DISSOLUTION AND WINDING UP..........................................22
         14.1     DISSOLUTION................................................22
         14.2     EFFECT OF DISSOLUTION......................................22
         14.3     DISTRIBUTION OF ASSETS ON DISSOLUTION......................22
         14.4     WINDING UP AND CERTIFICATE OF DISSOLUTION..................22

ARTICLE XV

         AMENDMENT...........................................................22
         15.1     COMPANY AGREEMENT MAY BE MODIFIED..........................22
         15.2     AMENDMENT OR MODIFICATION OF COMPANY AGREEMENT.............23

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ARTICLE XVI

         MISCELLANEOUS PROVISIONS...........................................23
         16.1     ENTIRE AGREEMENT..........................................23
         16.2     NO PARTNERSHIP INTENDED FOR NONTAX PURPOSES...............23
         16.3     RIGHTS OF CREDITORS AND THIRD PARTIES UNDER COMPANY
                  AGREEMENT.................................................23

                                       -v-
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                               OPERATING AGREEMENT
                                       OF
                         FIBERMARK OFFICE PRODUCTS, LLC

      This Operating Agreement of FiberMark Office Products, LLC, a limited liability company organized pursuant to the Act, is entered into and shall be effective as of the Effective Date, by and among the Company and the persons executing this Agreement as Members.

                                    ARTICLE I

                                    FORMATION

      1.1 ORGANIZATION. The Members hereby organize the Company as a State limited liability company pursuant to the provisions of the Act.

      1.2 AGREEMENT, EFFECT OF INCONSISTENCIES WITH ACT. For and in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Members executing this Company Agreement hereby agree to the terms and conditions of this Company Agreement, as it may from time to time be amended according to its terms. It is the express intention of the Members that the Articles and this Company Agreement shall be the sole source of agreement of the parties, and, except to the extent a provision of this Company Agreement expressly incorporates federal income tax rules by reference to sections of the Code or Regulations or is expressly prohibited or ineffective under the Act, this Company Agreement shall govern, even when inconsistent with, or different than, the provisions of the Act or any other law or rule. To the extent any provision of this Company Agreement is prohibited or ineffective under the Act this Company Agreement shall be considered amended to the smallest degree possible in order to make the agreement effective under the Act. In the event the Act is subsequently amended or interpreted in such a way to make any provision of the Company Agreement that was formerly invalid valid, such provision shall be considered to be valid from the effective date of such interpretation or amendment. The Members hereby agree that each Member shall be entitled to rely on the provisions of this Company Agreement, and no Member shall be liable to the Company or to any Member for any action or refusal to act taken in good faith reliance on the terms of this Company Agreement. The Members and the Company hereby agree that the duties and obligations imposed on the Members of the Company as such shall be those set forth in this Company Agreement, which is intended to govern the relationship among the Company, the Members notwithstanding any provision of the Act or common law to the contrary.

      1.3 NAME. The name of the Company is FIBERMARK OFFICE PRODUCTS, LLC and all business of the Company shall be conducted under that name or under any other name but in any case, only to the extent permitted by applicable law.


OPERATING AGREEMENT - 1

      1.4 EFFECTIVE DATE. This Company Agreement shall become effective upon the filing of the Articles with the Secretary of State of the State.

      1.5 TERM. The Company shall be dissolved and its affairs wound up in accordance with the Act and this Company Agreement on December 31, 2048, unless the term shall be extended by amendment to this Company Agreement, or unless the Company shall be sooner dissolved and its affairs wound up in accordance with the Act or this Company Agreement.

      1.6 REGISTERED AGENT AND OFFICE. The registered agent for the service of process and the registered office shall be that Person and location reflected in the Articles as filed in the office of the Secretary of State. The Member-Manager, may, from time to time, change the registered agent or office through appropriate filings with the Secretary of State. In the event the registered agent ceases to act as such for any reason or the registered office shall change, the Member-Manager shall promptly designate a replacement registered agent or file a notice of change of address as the case may be, If the Member-Manager shall fail to designate a replacement registered agent of change of address of the registered office, any Member may designate a replacement registered agent or file a notice of change of address.

      1.7 PRINCIPAL OFFICE. The Principal Office of the Company shall be located at:

                FiberMark Inc
                161 Wellington Road
                Brattleboro, Vermont 05302

                                   ARTICLE II

                                   DEFINITIONS

      For purposes of this operating agreement, un1ess the context clearly indicates otherwise, the following terms shall have the following meanings:

      2.1 ACT. The State Limited Liability Company Act and all amendments to the Act.

      2.2 ADDITIONAL MEMBER. A Member other than an Initial Member or a Substitute Member who has acquired a Membership interest from the Company.

      2.3 ADMISSION AGREEMENT. The Agreement between an Additional Member and the Company described in Article XIII.

      2.4 ARTICLES. The Articles of Organization of the Company as properly adopted and amended from time to time by the Members and filed with the Secretary of State.


OPERATING AGREEMENT - 2

      2.5 ASSIGNEE. A Person to whom a Membership Interest has been transferred who has not been admitted as a Substitute Member.

      2.6 BANKRUPT MEMBER. A Member who: (1) has become the subject of an Order for Relief under the United States Bankruptcy Code, (2) has initiated, either in an original Proceeding or by way of answer in any state insolvency or receivership proceeding, an action for liquidation arrangement, composition, readjustment, dissolution, or similar relief.

      2.7 BOOK ADJUSTMENTS. Adjustments with respect to the Book Value of Company Property for depreciation, depletion, amortization, and gain or loss, as computed in accordance with section 1.704-1(b)(2)(iv)(g) of the Regulations.

      2.8 BOOK VALUE. With respect to Property contributed to the Company, the fair market value of the Property at the time of Contribution as adjusted by Book Adjustments; with respect to Company Property which has been Revalued, the fair market value of such Company Property as adjusted by Book Adjustments.

      2.9 BUSINESS DAY. Any day other than Saturday, Sunday, or any legal holiday observed in the State.

      2.10 CAPITAL ACCOUNT. The account maintained for a Member or Assignee determined in accordance with Article VIII.

      2.11 CODE. The Internal Revenue Code of 1986 as amended from time to time.

      2.12 COMMITMENT. The obligation of a Member or Assignee to make a Capital Contribution in the future.

      2.13 COMPANY. FiberMark Office Products, LLC, a limited liability company formed under the laws of the State of Vermont, and any successor limited liability company.

      2.14 COMPANY AGREEMENT. This operating agreement including all amendments adopted in accordance with this Company Agreement and the Act.

      2.15 COMPANY LIABILITY. Any enforceable debt or obligation for which the Company is liable or which is secured by any Company Property.

      2.16 COMPANY MINIMUM GAIN. An amount determined by first computing for each Company Nonrecourse Liability any gain the Company would realize if it disposed of the Company Property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. The amount of Company Minimum Gain includes such minimum gain arising from a conversion refinancing, or other change to a debt instrument only to the extent a Member is allocated a share of that minimum


OPERATING AGREEMENT - 3
gain. For any Taxable Year, the net increase or decrease in Company Minimum Gain is determined by comparing the Company Minimum Gain on the last day of the immediately preceding Taxable Year with the Minimum Gain on the last day of the current Taxable Year. Notwithstanding any provision to the contrary contained herein, Company Minimum Gain and increases and decreases in Company Minimum Gain are intended to be computed in accordance with section 704 of the Code the Regulations issued thereunder, as the same may be issued and interpreted from time to time. A Member's share of Company Minimum Gain at the end of any Taxable Year equals: the sum of Nonrecourse Deductions allocated to that Member (and to that Member's predecessors in interest) up to that time and the distributions made to that Member (and to that Member's predecessors in interest) up to that time of proceeds of a nonrecourse liability allocable to an increase in Company Minimum Gain minus the sum of that Member's (and of that Member's predecessor in interest) aggregate share of the net decreases in Company Minimum Gain plus their aggregate share of decreases resulting from Revaluations of Company Property subject to one or more Company Nonrecourse Liabilities.

      2.17 COMPANY NONRECOURSE LIABILITY. A Company Liability to the extent that no Member or Related Person bears the economic risk of loss (as defined in section 1.752-2 of the Regulations) with respect to the liability.

      2.18 COMPANY PROPERTY. Any Property owned by the Company.

      2.19 CONTRIBUTING MEMBERS. Members making Capital Contributions as a result of the failure of a Delinquent Member to perform a Commitment as described in Article VIII.

      2.20 CONTRIBUTION. Any contribution of Property made by or on behalf of a new or existing Member or Assignee as consideration for a Membership Interest.

      2.21 DEFAULT INTEREST RATE. The higher of the legal rate or the then-current prime rate quoted by the largest commercial bank in the jurisdiction of the principal office plus three percent.

      2.22 DELINQUENT MEMBER. A Member or Assignee who has failed to meet the Commitment of that Member of Assignee.

      2 23 DISTRIBUTION. A transfer of Property to a member on account of a Membership Interest as described in Article IX.

      2.24 DISPOSITION (DISPOSE). Any sale, assignment, transfer, exchange, mortgage, pledge, grant, hypothecation, or other transfer, absolute or as security or encumbrance (including dispositions by operation of law).

      2.25 DISSOCIATION. Any action which causes a Person to cease to be a Member as described in Article XII hereof.


OPERATING AGREEMENT - 4

      2.26 DISSOCIATED MEMBER. A Person who has ceased to be a Member as a result of Dissociation in Article XII hereof.

      2.27 IMMEDIATE FAMILY. A Member's Immediate Family includes the Member's spouse, children (including natural, adopted, and stepchildren), grandchildren, and parents.

      2.28 INITIAL CONTRIBUTION. The Contribution agreed to be made by the Initial Member as described in Article VIII.

      2.29 INITIAL MEMBER. Those persons identified on Exhibit A attached hereto and made a part hereof by this reference who have executed this Company Agreement.

      2.30 LIQUIDATING DISTRIBUTION. A Distribution made as consideration for a Membership Interest.

      2.31 MAJORITY OF THE MEMBERS. Members having Units in excess of one-half of the Units of all the Members entitled to vote on, consent to, or approve a particular matter. Assignees shall not be considered Members entitled to vote for the purpose of determining a Majority.

      2.32 MAJORITY OF THE REMAINING MEMBERS. Remaining Members having Units equal to more than one-half of the Units of all the Remaining Members entitled to vote on, consent to or approve a particular matter. Assignees shall not be considered Members entitled to vote for the purpose of determining a Majority of Remaining Members. A Member who has Disposed of that Member's entire Units to an Assignee, but has not ceased to be a Member as provided below shall be considered a Member for the purpose of determining a Majority of Remaining Members.

      2.33 MANAGEMENT RIGHT. The right of a Member to participate in the management of the Company, including the rights to information and to consent or approve actions of the Company. The rights and authority of a Member-Manager that exceed those of a Member who is not a Member-Manager are not considered Management Rights for purposes of this Company Agreement.

      2.34 MEMBER-MANAGER. A Member selected to manage the affairs of the Company under Article VII hereof.

      2.35 MEMBER. An Initial Member, Substituted Member, or Additional Member including, unless the context expressly indicates to the contrary, a Member-Manager or Assignee.

      2.36 MEMBER MINIMUM GAIN. An amount determined by first computing for each Member Nonrecourse Liability any gain the Company would realize if it disposed of the Company Property subject to that liability for no consideration other than full satisfaction of the


OPERATING AGREEMENT - 5
liability, and then aggregating the separately computed gains. The amount of Member Minimum Gain includes such minimum gain arising from a conversion, refinancing, or other change to a debt instrument, only to the extent a Member is allocated a share of that minimum gain. For any Taxable Year, the net increase or decrease in Member Minimum Gain is determined by comparing the Member Minimum Gain on the last day of the immediately preceding Taxable Year with the Minimum Gain on the last day of the current Taxable Year. Notwithstanding any provision to the contrary contained herein, Member Minimum Gain and increases and decreases in Member Minimum Gain are intended to be computed in accordance with section 704 of the Code the Regulations issued thereunder, as the same may be issued and interpreted from time to time.

      2.37 MEMBER NONRECOURSE LIABILITY. Any Company Liability to the extent the liability is nonrecourse under state law, and on which a Member or Related Person bears the economic risk of loss under section 1.752-2 of the Regulations because, for example, the Member or Related Person is the creditor or a guarantor.

      2.38 MEMBERSHIP INTEREST. The rights of a Member or, in the case of an Assignee, the rights of the assigning Member in Distributions (liquidating or otherwise) and allocations of the profits, losses, gains, deductions, and credits of the Company.

      2.39 MONEY. Cash or other legal tender of the United States, or any obligation that is immediately reducible to legal tender without delay or discount. Money shall be considered to have a fair market value equal to its face amount.

      2.40 NET LOSSES. The losses and deductions of the Company determined in accordance with accounting principles consistently applied from year to year employed under the method of accounting adopted by the Company and as reported separately or in the aggregate, as appropriate, on the tax return of the Company filed for federal income tax purposes.

      2.41 NET PROFITS. The income and gains of the Company determined in accordance with accounting principles consistently applied from year to year employed under the method of accounting adopted by the Company and as reported separately or in the aggregate, as appropriate, on the tax return of the Company filed for federal income tax purposes. Net Profits includes taxable income, capital gain, and income exempt from taxation.

      2.42 NONRECOURSE LIABILITIES. Nonrecourse liabilities include Company Nonrecourse Liabilities and Member Nonrecourse Liabilities.

      2.43 NOTICE. Notice shall be in writing. Notice to the Company shall be considered given when mailed by first class mail, postage paid, addressed to the Member-Manager in care of the Company at the address of the Principal Office. Notice to a Member shall be considered given when mailed by first class mail, postage prepaid, addressed to the Member at the address


OPERATING AGREEMENT - 6
reflected in this Company Agreement unless the Member has given the Company a Notice of a different address.

      2.44 ORGANIZATION. A Person other than a natural person. Organization includes, without limitation, corporations (both non-profit and other corporations), partnerships (both limited and general), joint ventures, limited liability companies, and unincorporated associations but the term does not include joint tenancies and tenancies by the entirety.

      2.45 ORGANIZATION EXPENSES. Those expenses incurred in the organization of the Company including the costs of preparation of this Company Agreement and Articles.

      2.46 PERMITTED TRANSFEREE. Any member of the Member's Immediate Family, or an Organization controlled by such Member or by members of the Member's Immediate Family.

      2.47 PERSON. An individual, trust, estate, or any incorporated or unincorporated organization permitted to be a member of a limited liability company under the laws of the State.

      2.48 PROCEEDING. Any judicial or administrative trial, hearing, or other activity, civil, criminal, or investigative, the result of which may be that a court, arbitrator, or governmental agency may enter a judgment, order, decree, or other determination which, if not appealed and reversed, would be binding upon the Company, a Member or other Person subject to the jurisdiction of such court, arbitrator or governmental agency.

      2.49 PROPERTY. Any property, real or personal, tangible or intangible (including goodwill), including Money and any legal or equitable interest in such property, but excluding services and promises to perform services in the future.

      2.50 REGULATIONS. Except where the context indicates otherwise, the permanent, temporary, proposed, or proposed and temporary regulations of Department of the Treasury under the Code as such regulations may be lawfully changed from time to time.

      2.51 RELATED PERSON. A person having a relationship to a Member that is described in section 1.752-4(b) of the Regulation.

      2.52 REMAINING MEMBERS. In the event of the Dissociation of a Member-Manager, all of the Members at the time of such Dissociation other than the Member who has dissociated. In the event of a Member-Manager who has any potential conflict of interest or transaction between a Member-Manager and the Company, the Members not having the potential conflict of interest or participating in the transaction.

      2.53 REMOVAL. The act of the Remaining Members by which a Member-Manager is Removed as a Member-Manager but continues to be a Member.


OPERATING AGREEMENT - 7

      2.54 RESIGNATION. The act of a Member-Manager by which such Member ceases to be a Member-Manager but continues to be a Member.

      2.55 REVALUATION. The adjustment of the Book Value of Property as provided in section 8.7 of this Company Agreement.

      2.56 REVALUATION DATE. The date on which a Revaluation Event occurs.

      2.57 REVALUATION EVENT. (1) A Contribution (other than a DE MINIMUS amount), (2) a Liquidating Distribution (other than a DE MINIMUS amount), or (3) a Liquidation of the company.

      2.58 SHARING RATIO. With respect to any Member, a fraction (expressed as a percentage), the numerator of which is the total of the Member's Capital Account and the denominator is the total of all Capital Accounts of all Members and Assignees.

      2.59 SUBSTITUTE MEMBERS. An Assignee who has been admitted to all of the rights of membership pursuant to this Company Agreement.

      2.60 TAXABLE YEAR. The taxable year of the Company as determined pursuant to section 706 of the Code.

      2.61 TAXING JURISDICTION. Any state, local, or foreign government that collects tax, interest, or penalties, however designated, on any Member's share of the income or gain attributable to the Company.

      2.62 UNITS. Units shall mean the unit of Membership Interest of a Member in the Company, including a share in the profits, losses, credits, and distributions of the Company under this Agreement, the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement and in the Act, together with the obligation of such Member to comply with all of the terms and provisions of the Agreement and of the Act. The total number of Units issued and outstanding may vary from time to time but shall not exceed Ten Thousand (10,000) at any given time unless this Agreement is amended to authorize the issuance of more than Ten Thousand (10,000) Units.

                                   ARTICLE III

                               NATURE OF BUSINESS

      The Company may engage in any lawful business permitted by the Act or the laws of any jurisdiction in which the Company may do business. The Company shall have the authority to do all things necessary or convenient in accomplish its purpose and operate its business as described in this Article III. The Company exists only for the purpose specified in this Article III, and may not conduct any other business without the unanimous consent of the


OPERATING AGREEMENT - 8

Members. The authority granted to the Members hereunder to bind the Company shall be limited to actions necessary or convenient to this business.

                                   ARTICLE IV

                             ACCOUNTING AND RECORDS

      4.1 RECORDS TO BE MAINTAINED. The Member-Managers shall maintain the following records at the Principal Office:

            4.1.1 A current list of the full name and last known business address of each Member, former Member, and other holder of a Membership Interest;

            4.1.2 A copy of the Articles and all amendments thereto, together with executed copies of any powers of attorney pursuant to which Articles have been executed;

            4.1.3 Copies of the Company's federal, foreign, state, and local income tax returns and reports, if any, for the three most recent years;

            4.1.4 Copies of this Company Agreement including all amendments thereto;

            4.1.5 Any financial statements of the Company for the three most recent years;

            4.1.6 If not set forth in this Company Agreement, a writing or other data compilation from which information can be obtained through retrieval devices into reasonably usable form setting forth the following

                  a. The amount of cash and a description and statement of the agreed value of the other property or services contributed by each Member and which each Member has agreed to contribute;

                  b. The times at which or events on the happening' of which any additional Commitments agreed to be made by each Member are to be made;

                  c. Any right of a Member to receive, or of the Company to make distributions to a Member which include a return of all or any part of the Member's Capital Contribution; and

                  d. Any events upon the happening of which the Company is to be dissolved and its affairs wound up.


OPERATING AGREEMENT - 9

      4.2 REPORTS TO MEMBERS.

            4.2.1 The Member-Managers shall provide reports at least annually to the Members at such time and in such manner as the Member-Managers may determine reasonable.

            4.2.2 The Member-Managers shall provide all Members and Assignees with those information returns required by the Code and the laws of any state.

                                    ARTICLE V

               NAMES AND ADDRESSES OF MEMBERS AND MEMBER-MANAGERS

      The names and addresses of the initial Members and the designation of Member-Managers are as reflected on Exhibit A attached hereto and by this reference made a part hereof as if set forth fully herein.

                                   ARTICLE VI

                          RIGHTS AND DUTIES OF MEMBERS

      6.1 MANAGEMENT RIGHTS. All Members who are not Dissociated Members shall be entitled to vote on any matter submitted to a vote of the Members.

      6.2 LIABILITY OF MEMBERS. No Member shall be liable as either Member or as Manager for the liabilities of the Company. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Company Agreement or the Act shall not be grounds for imposing personal liability on the Members for liabilities of the Company.

      6.3 INDEMNIFICATION. The Company shall indemnify the Members and agents for all costs, losses, liabilities, and damages paid or accrued by such Member (either as Member or as Manager) or agent in connection with the business of the Company, to the fullest extent provided or allowed by the laws of the State.

      6.4 REPRESENTATIONS AND WARRANTIES. Each Member, and in the case of an organization, the person(s) executing this Company Agreement on behalf of the organization, hereby represents and warrants to the Company and each other Member that: (a) if that Member is an organization, that it is duly organized, validly existing, and in good standing under the law of its state of organization and that it has full organizational power to execute and agree to the Company Agreement to perform its obligations hereunder; (b) that the Member is acquiring its interest in the Company for the Member's own account as an investment and without an intent to distribute the interest; (c) the Member acknowledges that the interests have not been registered


OPERATING AGREEMENT - 10
under the Securities Act of 1933 or any state securities laws, and may not be resold or transferred by the Member without appropriate registration or the availability of an exemption from such requirements.

      6.5 CONFLICTS OF INTEREST.

            6.5.1 A Member (regardless of whether such Member is a Member-Manager shall be entitled to enter into transactions that may be considered to be competitive with, or a business opportunity that may be beneficial to the Company it being expressly understood that some of the Members may enter into transactions that are similar to the transactions into which the Company may enter. Notwithstanding the foregoing, Members shall account to the Company and hold as trustee for it any property profit, or benefit derived by the Member, without the consent of a Majority of the Remaining Member-Managers, or, if none, a Majority of the Remaining Members, in the conduct and winding up of the Company business or from a use or appropriation by the Member of Company property including information developed exclusively for the Company and opportunities expressly offered to the Company.

            6.5.2 A Member (regardless of whether such Member is a Member-Manager does not violate a duty or obligation to the Company merely because the Member's conduct furthers the Member's own interest. A Member may lend money to and transact other business with the Company. The rights and obligations of a Member who lends money to or transacts business with the Company are the same as those of a person who is not a Member, subject to other applicable law. No transaction with the Company shall be voidable solely because a Member has a direct or indirect interest in the transaction it either the transaction is fair to the Company or a Majority of the Remaining Member-Managers or, if none, a Majority of the Remaining Members, in either case knowing the material facts of the transaction and the Member's interest, authorize, approve, or ratify the transaction.

                                   ARTICLE VII

                                    MANAGERS

      7.1 MANAGERS. The ordinary and usual decisions concerning the business affairs of the Company shall be made by the Managers, each of whom shall be a Member-Manager. The initial Member-Managers are identified on Exhibit A.

      7.2 TERM OF MEMBER-MANAGER. No Member-Manager shall have any contractual right to such position. Each Member-Manager shall serve until the earliest of:

            7.2.1 The Dissociation of such Member-Manager;


OPERATING AGREEMENT - 11

            7.2.2 The Resignation of such Member-Manager; or

            7.2.3 Removal of the Member-Manager for gross negligence, self-dealing, or embezzlement by a Majority of the Remaining Members.

      7.3 AUTHORITY OF MEMBERS TO BIND THE COMPANY. Only the Member-Managers and agents of the Company authorized by the Member-Managers shall have the authority to bind the Company. No Member who is not either a Member-Manager or otherwise authorized as an agent shall take any action to bind the Company, and each Member shall indemnify the Company for any costs or damages incurred by the Company as a result of the unauthorized action of such Member. Subject to section 6.1 of this Company Agreement, each Member-Manager has the power, on behalf of the Company, to do all things necessary or convenient to carry out the business and affairs of the Company, including, without limitations:

            7.3.1 The [illigible] prosecution and defense of any Preceding in the Company's name;

            7.3.2 The purchase, receipt, lease or other acquisition, ownership, holding, improvement, use, and other dealing with, Property, wherever located;

            7.3.3 The sale, conveyance, mortgage, pledge, lease, exchange, and other disposition of Property;

            7.3.4 The entering into contracts and guaranties, incurring of liabilities, borrowing money, issuance of notes, bonds, and other obligations and the securing of any of its obligations by mortgage or pledge of any of its Property or income;

            7.3.5 The lending of money, investment, and reinvestment of the Company's funds, and receipt and holding of Property as security for repayment, including, without limitation, the loaning of money to, and otherwise helping Members, officers, emp1oyees and agents;

            7.3.6 The conduct of the Company's business, the establishment of Company offices, and the exercise of the powers of the Company within or without the State.

            7.3.7 The appointment of employees and agents of the Company, the defining of their duties, or the establishment of their compensation;

            7.3.8 The payment of pensions and establishment of pension plans, pension trusts, profit sharing plans, and benefit and incentive plans for all or any of the current or former Members, employees, and agents of the Company;


OPERATING AGREEMENT - 12

            7.3.9 The making of donations to the public welfare or for religious, charitable, scientific, literary, or educational purposes;

            7.3.10 The payment or donation, or any other act that furthers the business and affairs of the Company;

            7.3.11 The payment of compensation, or additional compensation to any or all Members, and employees on account of services previously rendered to the limited liability company, whether or not an agreement to pay such compensation was made before such services were rendered;

            7.3.12 The purchase of insurance on the life of any of its Members or employees for the benefit of the Company;

            7.3.13 The participation in partnership agreements, joint ventures or other associations of any kind with any person or persons;

            7.3.14 The indemnification of Members or any other Person.

      7.4 ACTIONS OF THE MEMBER-MANAGERS. Each Member-Manager has the power to bind the Company as provided in this Article VII. Any difference arising as to any matter within the Authority of the Member-Managers shall be decided by a Majority of the Member-Managers. No act of a Member-Manager in contravention of such determination shall bind the Company to Persons having knowledge of such determination. Notwithstanding such determination, the act of Member-Manager for the purpose of apparently carrying on the usual way the business or affairs of the Company, including the exercise of the authority indicated in this Article VII shall bind the Company, and no person dealing with the Company shall have any obligation to inquire into the power or authority of the Member-Manager acting on behalf of the Company.

      7.5 COMPENSATION OR MEMBER-MANAGER. Each Member-Manager shall be reimbursed all reasonable expenses incurred in managing the Company and shall be entitled to compensation in and amount to be determined from time to time by the affirmative vote of a Majority of the Members.

      7.6 MEMBER-MANAGER'S STANDARD OF CARE. A Member-Manager's duty of care in the discharge of the Member-Manager's duties to the Company and the other Members is limited to refraining from engaging in grossly negligent or reckless conduct, intentional misconduct, or a knowing violation of law. In discharging its duties, a Member-Manager shall be fully protected in relying in good faith upon the records required to be maintained under Article IV and upon such information, opinions, reports or statements by any of its other Members, or agents, or by any other person, as to matters the Member-Manager reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports, or statements as to the value


OPERATING AGREEMENT - 13
and amount of the assets, liabilities, profits, or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to members might properly be paid.

      7.7 REMOVAL OF MEMBER-MANAGER. Any Member-Manager may be Removed by the affirmative vote of a Majority of the Members for gross negligence, self-dealing, or embezzlement by a Majority of the Remaining Members.

                                  ARTICLE VIII

                        CONTRIBUTIONS AND CAPITAL ACCOUNTS

      8.1 INITIAL CONTRIBUTIONS. Each Initial Member shall make the Contribution described for that Member on Exhibit A at the time and on the terms specified on Exhibit A and shall perform that Member's Commitment. If no time for the Contribution is specified, the Contributions shall be made upon the filing of the Articles with the Secretary of State. The value of the Contributions shall be as set forth on Exhibit A. No interest shall accrue on any Contribution and no Member shall have the right to withdraw or be repaid any Contribution except as provided in this Company Agreement. Each Additional Member shall make the Contribution and shall perform the Commitment described in the Admission Agreement. The value of the Additional Member Contribution and the time for making such contribution shall be set forth in the Admission Agreement.

      8.2 ADDITIONAL CONTRIBUTIONS. In addition to the Initial Contributions and Commitments, the Member-Managers may determine from time to time that additional contributions are needed to enable the Company to conduct its business. Upon making such a determination, the Member-Managers shall give Notice to all Members in writing at least ten (10) Business Days prior to the date on which such contribution is due. Such Notice shall set forth the amount of additional contribution needed, the purpose for which the contribution is needed, and the date by which the Members should contribute. Each Member shall be entitled to contribute a proportionate share of such additional contribution. Except to the extent of a Member's unpaid Commitment, no Member shall be obligated to make any such additional contributions. In the event any one or more Members do not make their additional contributions, the other members shall be given the opportunity to make the contributions. Each Additional Member shall make the Capital Contribution to which such Member has agreed at the time or times and upon the terms to which the Member-Managers and the Additional Member agree.

      8.3 ENFORCEMENT OF COMMITMENTS. In the event any Delinquent Member fails to perform the Delinquent Member Commitment, the Member-Managers shall give the Delinquent Member a Notice of the failure to meet the Commitment. If the Delinquent Member fails to perform the Commitment (including any costs associated with the failure to demand compliance with the Commitment and interest on such obligation at the Default Interest Rate) within ten (10) Business Days of the giving of Notice, the Member-Managers may take such action, including


OPERATING AGREEMENT - 14
but not limited to enforcing the Commitment in the court of appropriate jurisdiction in the state in which the Principal Office is located or the state of the Delinquent Member's address as reflected in this Company Agreement. Each Member expressly agrees to the jurisdiction of such courts but only for the enforcement of Commitments. The Member-Managers may elect to allow the other Members to contribute the amount of the Commitment in proportion to such Members sharing ratios, with those Members who contribute (Contributing Members) to contribute additional amounts equal to any amount of the Commitment not contributed. The Contributing Members shall be entitled to treat the amounts contributed pursuant to this section as a loan from the Contributing Members bearing interest at the Default Interest Rate secured by the Delinquent Member's interest in the Company. Until they are fully repaid the Contributing Members shall be entitled to all Distributions to which the Delinquent Member would have been entitled. Notwithstanding the foregoing, no Commitment or other obligation to make an additional contribution may be enforced by a creditor of the Company or other Person other than the Company unless the Member expressly consents to such enforcement or to the assignment of the obligation to such creditor.

      8.4 MAINTENANCE OF CAPITAL ACCOUNTS. The Company shall establish and maintain a Capital Account for each Member and Assignee. Each Member's Capital Account shall be increased by (1) the amount of any Money actually contributed by the Member to the capital of the Company, (2) the fair market value of any Property (other than Money) contributed as determined by the Company and the Contributing Member at arm's length at the time of contribution (net of liabilities [ILLEGIBLE] by the Company or subject to which the company takes such Property, within the meaning of Section 752 of the Code) and (3) the Members share of the Net Profits and of any separately allocated items of income or gain except adjustments of the Code (including income and gain exempt from tax and adjustments to income and gain as a result of a Revaluation or in connection with Property Contributed in the manner described in section 1.704-1(b)(2)(iv)(g) to reflect the difference between the Book Value and the adjusted basis of Company Property, but excluding allocations of income and gain described in section l.704-1(b)(4)(i) of the Regulations under which such difference is reflected for tax purposes). Each Member's Capital Account shall be decreased by (1) the amount of any Money distributed to the Member by the Company, (2) the fair market value of any Property distributed to the Member, as determined by the Company and the Member receiving the Distribution at arm's length at the time of Distribution (net of liabilities of the Company assumed by the Member or subject to which the Member takes such Property within the meaning of Section 752 of the Code), and (3) the Member's share of Net Losses and of any separately allocated items of Net Loss (including adjustments for depreciation, depletion, amortization, and loss as a result of a Revaluation or in connection with Property Contributed in the manner described in section 1.704-1
(b)(2)(iv)(g) to reflect the difference between the Book Value and the adjusted basis of Company Property, but excluding allocations of depreciation, depletion, amortization and loss described in section 1.704-1(b)(4)(i) of the Regulations under which such difference is reflected for tax purposes)


OPERATING AGREEMENT - 15

      8.5 DISTRIBUTION OF ASSETS. If the Company at any time Distributes any of the Company Property (other than Money) in-kind to any Member, the Capital Account of each Member shall be adjusted to account for that Member's allocable share (as determined under Article IX below) of the Net Profits or Net Losses that would have been realized by the Company had it sold the assets that were distributed at their respective fair market values immediately prior to their distribution.

      8.6 SALE OR EXCHANGE OF INTEREST. In the event of a sale or exchange of some or all of the Units of a Member, the Capital Account of the Transferring Member shall become the Capital Account of the Assignee, to the extent it relates to the portion of the interest transferred.

      8.7 REVALUATION OF COMPANY PROPERTY. The Capital Accounts of the Members shall be increased or decreased to reflect a revaluation of Company Property (including intangible assets such as goodwill) on the Company's books in connection with a Revaluation Event. Upon such Revaluation: (1) the Book Value of Company Property shall be adjusted based on the fair market value of Company Property (taking section 770l(g) of the Code into account) on the Revaluation Date; (2) the unrealized income, gain, loss, or deduction inherent in such Company Property (that has not been reflected in the Capital Accounts previously) would be allocated among the Members as if there were a taxable disposition of such Company property for such fair market value on the Revaluation Date.

      8.8 COMPLIANCE WITH SECTION 704(B) OF THE CODE. The provisions of this
Article VIII as they relate to the maintenance of Capital Accounts are intended and shall be construed and if necessary, modified to cause the allocations of profits, losses, income, gain, and credit pursuant to Article IX to have substantial economic effect under the Regulations promulgated under Section 407(b) of the Code, in light of the Distributions made pursuant to Articles IX and XIV and the Contributions made pursuant to this Article VIII. Notwithstanding anything herein to the contrary, this Company Agreement shall not be construed as creating a deficit restoration obligation or otherwise personally obligate any Member or Assignee to make a Contribution in excess of the Initial Contribution, Additional Contribution, and Commitment of the Member of Assignee.

                                   ARTICLE IX

                          ALLOCATIONS AND DISTRIBUTIONS

      9.1 ALLOCATIONS OF NET PROFITS AND NET LOSSES FROM OPERATIONS. Except as may be required by Section 704(c) of the Code, and Sections 9.2, 9.3, and 9.4 of this Article IX, net profits, net losses, and other items of income, gain, loss, deduction, and credit shall be apportioned among the Members in proportion to their Sharing Ratios.

      9.2 COMPANY MINIMUM GAIN CHARGEBACK. If there is a net decrease in Company Minimum Gain for a Taxable Year each Member must be allocated items of income and gain for


OPERATING AGREEMENT - 16
that Taxable Year equal to that Member's share of the net decrease in Company Minimum Gain. A Member's Share of the net decrease in Company Minimum Gain is the amount of the total net decrease multiplied by the Member's percentage share of the Company Minimum Gain at the end of the immediately preceding Taxable Year. A Member's share of any decrease in Company Minimum Gain resulting from a Revaluation of Company Property equals the increase in the Member's Capital Account attributable to the Revaluation to the extent the reduction in minimum gain is caused by the Revaluation. A Member is not subject to the Company Minimum Gain Chargeback Requirement to the extent the Member's share of the net decrease in Company Minimum Gain is caused by a guarantee, refinancing, or other change in the debt instrument causing it to become partially or wholly a Recourse Liability or a Member Nonrecourse Liability and the Member bears the economic risk of loss (within the meaning of section 1.752-2 of the Regulations) for the newly guaranteed, refinanced, or otherwise changed liability.

      9.3 MEMBER MINIMUM GAIN CHARGEBACK. If during a Taxable Year there is a net decrease in Member Minimum Gain, any Member with a share of that Member Minimum Gain ("partner minimum gain" as determined under Section 1.704-2(i)(5) of the Regulations) as of the beginning of that Taxable Year must be allocated items of income that Member's share of the net decrease in the Company Minimum Gain. A Member's share of the net decrease in Member Minimum Gain is determined in a manner consistent with the provisions of Section 1.704-2(g)(2) of the Regulations. A Member is not subject to this Member Minimum Gain Chargeback however, to the extent the net decrease in Member Minimum Gain arises because the liability ceases to be Member Nonrecourse Liability due to a conversion, refinancing, or other change in the debt instrument that causes it to become partially or wholly a Company Nonrecourse Liability. The amount that would otherwise be subject to the Member Minimum Gain Chargeback is added to the Member's share of the Company Minimum Gain. In addition, rules consistent with those applicable to Company Minimum Gain shall be applied to determine the shares of Member Minimum Gain and Member Minimum Gain Chargeback to the extent provided under the Regulations issued pursuant to Section 704(b) of the Code.

      9.4 QUALIFIED INCOME OFFSET. Notwithstanding any provision of this Company Agreement to the contrary (other than sections 9.2 and 9.3 above), in the event that a deficit in a Member's Capital Account is created or increased (taking into account any allocations, adjustments, or distributions described in section 1.704-1(b)(2)(ii)(d)(4), (5), or (6)) in excess of such Member's share of Company Minimum Gain and Member Minimum Gain, plus any amount that the Member is obligated to restore to the Company, such Member will be allocated items of income and gain (consisting of a pro rata portion of each item of partnership income and gain for such year) in an amount and manner sufficient to offset such Offsettable Decrease as quickly as possible.

      9.5 INTERIM DISTRIBUTIONS. From time to time, the Member-Managers shall determine in their reasonable judgment to what extent, if any, the Company's cash on hand exceeds the current and anticipated needs, including, without limitation, needs for operating expenses, debt service, acquisitions, reserves, and mandatory distributions, if any. To the extent such excess


OPERATING AGREEMENT - 17
exists, the Member-Managers may make distributions to the Members in accordance with their Sharing Ratios. Such distributions shall be in cash or Property (which need not be distributed proportionately) or partly in both as determined by the Member-Managers. All interim distributions which, when made, exceed the recipient Member's basis in that Member's Membership interest shall be considered advances or drawings against the Member's distributive share of net income. To the extent it is determined at the end of the Taxable Year of the Company that the recipient Member has not been allocated net income that equals or exceeds the total of such advances or drawings for such year, the recipient Member shall be obligated to restore any such advances or drawings to the Company. Notwithstanding the foregoing sentence, the Member will not be required to restore such advances or drawings to the extent that, on the last day of the Taxable Year, the recipient Member's basis in the Member's interest in the Company has increased from the time of such advance or drawing.

      9.6 LIMITATIONS ON DISTRIBUTIONS. No distribution shall be declared and paid unless, after the distribution is made, the assets of the Company are in excess of all liabilities of the Company, except liabilities to Members on account of their Capital Accounts.

                                    ARTICLE X

                                      TAXES

      10.1 ELECTIONS. Member-Managers may make any tax elections for the Company allowed under the Code or the tax laws of arty state or other jurisdiction having taxing jurisdiction over the Company.

      10.2 TAXES OF TAXING JURISDICTIONS. To the extent that the laws of any Taxing Jurisdiction requires, each Member and Economic Interest Holder (or such Members as may be required by the Taxing Jurisdiction) will submit an agreement indicating that the Member will make timely income tax payments to the Taxing Jurisdiction and that the Member accepts personal jurisdiction of the Taxing Jurisdiction with regard to the collection of income taxes attributable to the Member's income, interest, and penalties assessed on such income. If the Member fails to provide such agreement, the Company may withhold and pay over to such Taxing Jurisdiction the amount of tax, penalty, and interest determined under the laws of the Taxing Jurisdiction with respect to such income. Any such payments with respect to the income of a Member shall be treated as a distribution for purposes of Article IX.

      The Member-Managers may, where permitted by the rules of any Taxing Jurisdiction, file a composite, combined, or aggregate tax return reflecting the income of the Company and pay the tax, interest, and penalties of some or all of the Members on such income to the Taxing Jurisdiction, in which case the Company shall inform the Members of the amount of such tax, interest, and penalties so paid.


OPERATING AGREEMENT - 18

      10.3 TAX MATTERS PARTNER. The Member-Managers shall designate one of their number or, if there are no Member-Managers eligible to act as tax matters partner any other Member, as the TAX MATTERS PARTNER of the Company pursuant to
Section 6231(a)(7) of the Code. Any Member designated as tax matters partner shall take such action as may be necessary to cause each other Member to become a NOTICE PARTNER within the meaning of Section 6223 of the Code. Any Member who is designated tax matter partner may not take any action contemplated by sections 6222 through 6232 of the Code without the consent of the Member-Managers.

      10.4 CASH METHOD OF ACCOUNTING. The records of the Company shall be maintained on a cash receipts and disbursements methods of accounting.

                                   ARTICLE XI

                       DISPOSITION OF MEMBERSHIP INTERESTS

      11.1 DISPOSITION. Any Member or Assignee may dispose of all or a portion of the Member's or Assignee's Membership Interest upon compliance with this
Section 11.1. No Membership Interest shall be Disposed of:

            11.1.1 If such disposition, alone or when combined with other transactions, would result in a termination of the Company within the meaning of Section 708 of the Code;

            11.1.2 Without an opinion of counsel satisfactory to the Member-Managers that such assignments is subject to an effective registration under, or exempt from the registration requirements of, the applicable state and federal securities laws;

            11.1.3 Unless and until the Company receives from the Assignee the information and agreements that the Member-Managers may reasonably require, including but not limited to any taxpayer identification number and any agreement that may be required by any Taxing Jurisdiction.

      11.2 DISPOSITIONS NOT IN COMPLIANCE WITH THIS ARTICLE VOID. Any attempted Disposition of a Membership Interest or any part thereof, not in compliance with this Section 11.1 other than in accordance with this Section 11.1 shall be, and is declared to be null and void AB INITIO.

                                   ARTICLE XII

                            DISSOCIATION OF A MEMBER

      12.1 DISSOCIATION. A Person shall cease to be a Member upon the happening of any of the following events:


OPERATING AGREEMENT - 19

            12.1.1 The Member's becoming a Bankrupt Member;

            12.1.2 In the case of a Member who is a natural person, the death of the Member or the entry of an order by a court of competent jurisdiction adjudicating the Member incompetent to manage The Member's personal estate;

            12.1.3 In the case of a Member who is acting as a Member by virtue of being a trustee of a trust, the termination of the trust (but not merely the substitution of a new trustee);

            12.1.4 In the case of a Member that is a separate Organization other than a corporation, the dissolution and commencement of winding up of the separate Organization;

            12.1.5 In the case of a Member that is a corporation the filing of a certificate of dissolution, or its equivalent for the corporation or the revocation of its charter, or

            12.1.6 In the case of an estate, the distribution by the fiduciary of the estate's entire interest in the limited liability company.

      12.2 PURCHASE OF DISSOCIATED MEMBER'S MEMBERSHIP INTEREST. Upon the Dissociation of a Member, when the Remaining Members elect to continue the business of the Company, a Majority of the Remaining Members shall, subject to the provisions of the Act, elect one of the two following provisions:

            12.2.1 The Disassociated Member's Membership Interest shall be purchased by the Company for a purchase price equal to the aggregate fair market value of the Member's Interest determined according to the provisions of Sections 12.3 and 12.4. The purchase price of such interest shall be paid by the Company to the Member in cash within 60 days of determination of the aggregate fair market value or, at the Company's option, said debt may be evidenced by a promissory note bearing interest at the Prime Rate, which shall be due and payable upon the earlier of (i) expiration of five years or (ii) the sale or other disposition of all of the Property; or

            12.2.2 The Dissociated Member or assignee of Dissociated Member's Interest shall hold the Dissociated Member's Membership Interest as an Assignee.

      12.3 PURCHASE PRICE OF DISSOCIATED MEMBER'S MEMBERSHIP INTEREST. The fair market value of a Member's Interest to be purchased by the Company pursuant to
Section 12.2.1 shall be determined by agreement between the Dissociated Member (or the Assignee of the Dissociated Member's Membership Interest, as the case may be) and the Company, which agreement is subject to approval by a Majority of the Remaining Members. For this purpose, the fair market value of the Dissociated Member's Membership Interest shall be computed as the amount which


OPERATING AGREEMENT - 20
could reasonably be expected to be realized by such Member upon the sale of the Company Property in the ordinary course of business at the time of Dissociation. If the Dissociated Member (or the Assignee of the Dissociated Member's Membership Interest, as the case may be) and the Company cannot agree upon the fair market value of such Membership Interest within 30 days, the fair market value thereof shall be determined by appraisal, the Company and the terminated Member each to choose one appraiser and the two appraisers so chosen to choose a third appraiser. The decision of a majority of the appraisers as to the fair market value of such Membership Interest shall be final and binding and may be enforced by legal proceedings. The Dissociated Member and the Company shall each compensate the appraiser appointed by it and the compensation of the third appraiser shall be borne equally by such parties.

      12.4 DAMAGES. The provision set forth herein shall not effect any claim for damages the Company may have against the Dissociated Member if such Dissociation is in violation of this Company Agreement. The Company shall have the right to offset any payments due under this Article XII by any damages that the Company may incur as a result of the Dissociation of a Member in contravention of this Company Agreement.

                                  ARTICLE XIII

                  ADMISSION OF ASSIGNEES AND ADDITIONAL MEMBERS

      13.1 RIGHTS OF ASSIGNEES. The Assignee of a Membership Interest has no right to participate in the management of the business and affairs of the Company or to become a Member. The Assignee is only entitled to receive the Distribution and return of capital, and to be allocated the Net Profits and Net Losses attributable the Membership Interest.

      13.2 ADMISSION OF SUBSTITUTE MEMBERS. An Assignee of a Membership Interest shall be admitted as a Substitute Member and admitted to all the rights of the Member who initially assigned the Membership Interest. The Remaining Member-Managers may grant or withhold the approval for such admission for any reason in their sole and absolute discretion. If so admitted, the Substitute Member has all the rights and powers and is subject to all the restrictions and liabilities of the Member originally assigning the Membership Interest. The admission of a Substitute Member, without more, shall not release the Member originally assigning the Membership Interest from any liability to Company that may have existed prior to the approval.

      13.3 ADMISSION OF PERMITTED TRANSFEREES. Notwithstanding Section 13.2 hereof, the Membership Interest of any Member shall be transferable without the consent of the Member-Manager, if (i) the transfer occurs by reason of or incident to the death, dissolution, divorce, liquidation, merger, or termination of the transferor Member and (ii) the Transferee is a Permitted Transferee.

      13.4 ADMISSION OF ADDITIONAL MEMBERS. The Managing-Members may admit Additional Members and determine the Capital Contributions of such Members.


OPERATING AGREEMENT - 21

                                   ARTICLE XIV

                           DISSOLUTION AND WINDING UP

      14.1 DISSOLUTION. The Company shall be dissolved and its affairs wound up, upon the first to occur of the following events.

            14.1.1 the expiration of the Term;

            14.1.2 the unanimous written consent of all of the Members;

      14.2 EFFECT OF DISSOLUTION. Upon dissolution, the Company shall cease carrying on as distinguished from the winding up of the Company business, but the Company is not terminated, but continues until the winding up of the affairs of the Company is completed and the Certificate of Dissolution has been issued by the Secretary of State.

      14.3 DISTRIBUTION OF ASSETS ON DISSOLUTION. Upon the winding up of the Company, the Company Property shall be distributed.

            14.3.1 to creditors, including Members who are creditors, to the extent permitted by law, in satisfaction of Company Liabilities.

            14.3.2 to Members, in accordance with positive Capital Account balances taking into account all Capital Account adjustments for the Company's taxable year in which the liquidation occurs. Liquidation proceeds shall be paid within 60 days of the end of the Company's taxable year, or, if later, within 90 days after the date of liquidation. Such distributions shall be in cash or Property (which need not be distributed proportionately) or partly in both, as determined by the Member-Managers.

      14.4 WINDING UP AND CERTIFICATE OF DISSOLUTION. The winding up of a limited liability company shall be completed when all debts, liabilities and obligations of the limited liability company have been paid and discharged or reasonably adequate provision therefor has been made, and all of the remaining property and assets of the limited liability company have been distributed to the members. Upon the completion of winding up of the Company, a certificate of dissolution shall be delivered to the Secretary of State for filing. The certificate of dissolution shall set forth the information required by the Act.

                                   ARTICLE XV

                                    AMENDMENT

      15.1 COMPANY AGREEMENT MAY BE MODIFIED. This Company Agreement may be modified as provided in this Article XV (as the same may, from time to time be amended). No


OPERATING AGREEMENT - 22

Member or Member-Manager shall have any vested rights in this Company Agreement which may not be modified through an amendment to this Company Agreement.

      15.2 AMENDMENT OR MODIFICATION OF COMPANY AGREEMENT. This Company Agreement may be amended or modified from time to time only by a written instrument adopted by the Member-Managers and executed by a Majority of the Member, but, without the written consent of each Member adversely affected thereby (the Affected Member), no amendment of the Company Agreement shall be made that (i) increases the obligations of the Affected Member to make contributions, (ii) alters the allocation to the Affected Member for tax purposes of any items of income, gain, loss, deduction, or credit, or (iii) alters the manner of computing the distributions of the Affected Member.

                                   ARTICLE XVI

                            MISCELLANEOUS PROVISIONS

      16.1 ENTIRE AGREEMENT. This Company Agreement represents the entire agreement among all the Members and between the Members and the Company.

      16.2 NO PARTNERSHIP INTENDED FOR NONTAX PURPOSES. The Members have formed the Company under the Act, and expressly do not intend hereby to form a partnership under either the State Uniform Partnership Act nor the State Uniform Limited Partnership Act. The Members do not intend to be partners one to another, or partners as to any third party. To the extent any Member, by word or action, represents to another person that any other Member is a partner or that the Company is a partnership, the Member making such wrongful representation shall be liable to any other Member who incurs personal liability by reason of such wrongful representation.

      16.3 RIGHTS OF CREDITORS AND THIRD PARTIES UNDER COMPANY AGREEMENT. This Company Agreement is entered into among the Company and the Members for the exclusive benefit of the Company, its Members and their successors and assigns. The Company Agreement is expressly not intended for the benefit of any creditor of the Company or any other Person. Except and only to the extent provided by applicable statute, no such creditor or third party shall have any rights under this Company Agreement, Admission Agreement, or any agreement between the Company and any Member with respect to any Capital Contribution or otherwise.


OPERATING AGREEMENT - 23

      IN WITNESS WHEREOF, I have hereunto set my hand and seal on the date set forth beside my name.

                                   FIBERMARK, INC.


Dated: April 15, 1998              By: /s/ Bruce Moore
---------------------------            --------------------------
                                   Its: Vice President
                                        -------------------------


OPERATING AGREEMENT - 24

                                    EXHIBIT A

===============================================================================================
MANAGER-MEMBER             INITIAL CAPITAL       DESCRIPTION OF INITIAL        SHARING    UNITS
                            CONTRIBUTION          CAPITAL CONTRIBUTION          RATIO
                                VALUE
-----------------------------------------------------------------------------------------------
FiberMark, Inc.
161 Wellington Road          $24,257,000                  Assets                 100%     1,000
Brattleboro, VT 05302

===============================================================================================

================================================================================
MEMBERS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================